Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Hong Kong Pharma Digital Technology Holdings Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended March 31, 2025 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED

August 14, 2025	By:	/s/ Lap Sun Wong
	Name:	Lap Sun Wong
	Title:	Chief Executive Officer
(Principal Executive Officer)

August 14, 2025	By:	/s/ Man Bun Kwok
	Name:	Man Bun Kwok
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)